                                                                   EXHIBIT 10.24

                            [LETTERHEAD OF PROSOFT]

                                PROMISSORY NOTE
                              Dated June 18, 1998


    FOR VALUE RECEIVED, the undersigned, Uday Pabrai ("Pabrai") an individual, promises to pay to the order of Prosoft I-Net Solutions, Inc. ("Prosoft"), a Nevada corporation, the sum of Three Hundred Thousand Dollars ($300,000) plus interest thereon at the rate of 12% per annum or other maximum rate allowed by law, whichever is less, on the unpaid balance.

     The entire sum of principal and accrued interest shall be fully payable upon demand, (but no later than May 30, 1999) the termination of Uday Pabrai from the employment with ProSoft I-Net Solutions, Inc., or the final payment by Prosoft to Pabrai for his ownership in ICII.

     Pabrai agrees that Prosoft may maintain restrictions on his Prosoft I-Net Solutions, Inc. stock until this loan is paid in full. In addition, Pabrai puts forth the Prosoft I-Net Solutions, Inc. stock as collateral to guarantee this loan.

     In the event of default, the undersigned borrower agrees to pay all reasonable attorney's fees and costs of collection and to submit any dispute to binding arbitration before JAMS ("Judicial Arbitration Mediation Services") in Orange County, California.

     Signed and effective June 18, 1998


Uday Pabrai
1861 Gregory Street
Aurora, IL 60504


By:  /s/ UDAY PABRAI
     ---------------
     Uday Pabrai